UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

FENNEC PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

001-32295

(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	FENC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2025, Fennec Pharmaceuticals Inc. (the “Company”) entered into common share subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain of its existing institutional shareholders and affiliated entities resident in the provinces of Canada (except Quebec), pursuant to which the Company agreed to issue and sell an aggregate of 670,000 common shares, no par value (the “Shares”), to each investor at an offering price of US$7.50 per share (the “Offering”). The Offering was made pursuant to the listed issuer financing exemption under Part 5A of National Instrument 45-106 - Prospectus Exemptions. The Company has not engaged any broker or placement agent in connection with the Offering.

The Company registered the Shares offered in the Offering under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-275452), which was previously filed with the Securities Exchange Commission on November 9, 2023 and declared effective on December 15, 2023.

The Subscription Agreement contains customary representations, warranties and covenants of the Company and the investors. The representations, warranties and covenants contained in each Subscription Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to the Subscription Agreements. The foregoing descriptions of the Subscription Agreements do not purport to be complete and are qualified in their entirety by reference to the Subscription Agreements, a form of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the opinion of LaBarge Weinstein LLP relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

The Offering closed on November 18, 2025 (the “Closing Date”). The aggregate gross proceeds to the Company from the Offering were US$5,025,000, before deducting offering expenses payable by the Company. The Company intends that the first use of proceeds from this Offering will be to repurchase and redeem its outstanding convertible notes (the “Petrichor Notes”) issued to Petrichor Opportunities Fund I LP and Petrichor Opportunities Fund I Intermediate LP (collectively, “Petrichor”) on or before November 19, 2025, for an aggregate repurchase and redemption price of approximately US$21,729,455, and to use the remaining net proceeds for working capital and for general corporate purposes.

Item 8.01	Other Events.

The full text of the press release announcing the proposed offering on November 13, 2025 and the full text of the press release announcing the closing of the Offering on November 18, 2025 are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 5.1	Opinion of LaBarge Weinstein LLP

Exhibit 10.1	Form of Subscription Agreement

Exhibit 23.1	Consent of LaBarge Weinstein LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release dated November 13, 2025

Exhibit 99.2	Press Release dated November 18, 2025

Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date: November 18, 2025	By:	/s/ Jeff Hackman
Jeff Hackman Chief Executive Officer

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